Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF JUNE 30, 2016

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$29,764
Cash equivalents held in trust	2,819
Total investments held in trust	32,583
Cash and cash equivalents	448
Fixed-maturity securities, at fair value	3,296
Accrued investment income	234
Premiums receivable	93
Total assets	$36,654

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$927
Losses payable	133
Unearned premiums	345
Accrued ceding commission expense	26
Other liabilities	149
Total liabilities	1,580
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained deficit	(34,806)
Total stockholder’s equity	35,074
Total liabilities and stockholder’s equity	$36,654

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED JUNE 30, 2016

(in thousands)

Revenues:
Premiums earned	$213
Net investment income	89
Total revenues	302
Expenses:
Underwriting expense	71
General and administrative expenses	145
Total expenses	216
Income before federal income taxes	86
Federal income tax benefit	—
Net income	$86